UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1899 L Street NW, 5th Floor, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On the earnings call held by Blackboard Inc. (the "Company") on February 6, 2007, the Company stated, "Our expectation for 2007 is that cash flow from operations should increase somewhere between 250 to 280 percent over 2006." The correct statement should have been "Our expectation for 2007 is that cash flow from operations should increase to somewhere between 2.5 to 2.8 times that of 2006." The Company further stated on the earnings call, "The guidance gets you to roughly $55 to $60 million dollars of cash from operations" which correctly clarified the earlier statement.

This guidance reflects management's current expectations about the Company's future fianancial performance based on information available at this time and constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ from those indicated by these forward-looking statements as a result of various important factors, including the risk factors discussed in the Company's Form 10-Q filed on November 9, 2006 with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

February 7, 2007	By:	/s/ Matthew Small

Name: Matthew Small
Title: Chief Legal Officer